Exhibit 99.1
July 24, 2020
Dear JLL Income Property Trust Stockholders,

It has been several painful months for our country

Amid the backdrop of the worst pandemic since 1918, record-breaking unemployment and severe economic disruption, we have witnessed with sadness, anger and shock the senseless killing of George Floyd. As acts of inhumanity against any person or group have a profound and lasting impact, we are faced with the recognition that his story and this pattern of events are not an unfamiliar one. The protests ignited in Minneapolis spread throughout our country, and then around the world, leading to civil unrest and property damage, in many instances devastating already underserved communities. America’s inequities have been exacerbated by the current healthcare crisis. The stark contrast across racial lines in health outcomes for those who contract COVID-19 is both staggering and heart-wrenching. Similarly, the surging unemployment statistics reveal dramatic disparities across both race and wage rates illuminating the reality that those who can least afford job losses are out of work in significantly greater numbers than those earning higher wages.

This letter is an update on the real estate fund that my team and I manage. It is also an opportunity to promote discourse not just about the impacts of the pandemic on real estate, but also about the recent social upheavals and how we as a society might make progress. We all desire a return to normalcy in terms of a virus-free world, though that blessing alone would not eliminate prejudice. For millions of those most profoundly impacted by discrimination – whether it be based upon race, gender, religion, sexual orientation, ethnicity or nationality – a return to normalcy is not progress. Recognizing my own privilege has afforded me numerous advantages, I seek, and ask others, to “do what is right, not what is easy”, and encourage open dialogue even at the risk of offense or disagreement.

Dr. Martin Luther King Jr. said, “History will have to record that the greatest tragedy of this period of social transition was not the strident clamor of the bad people, but the appalling silence of the good people.” Dr. King was speaking of the civil rights movement of the 1960’s where the vision was the dismantling of institutional racism – state-sanctioned discrimination that undermined the human rights of America’s minorities. While progress has been made through more than 50 years of reforms, along with legislation criminalizing overt discrimination in America, our efforts as a nation have fallen short of redressing the underlying bias against people of color. However, to reflect on Dr. King’s words, it’s certainly not as simple today that the bad people are stridently clamoring, and the good people are appallingly silent. This moment may be different because of the constellation of recent events. As people speak out in greater numbers, there is a growing sense of commonality that more progress is needed. I am hopeful that this is an inflection point, a watershed event like the 1960’s. Though I’m concerned that one of the tragedies of this period of social transition could be the breakdown of civil discourse.

333 W. Wacker Drive | Chicago, IL 60606 | United States

Exhibit 99.1
A plea for civil discourse

When people perceive they are on the same side, antagonism recedes. When people from different groups are brought together, they interact with one another more positively. Civil discourse – the simple act of engaging in conversation intended to enhance understanding – can play an essential part of building the future that we want for our nation. This call for conversation is not intended to dampen the urgency that has arisen across America. As a firm, we have a culture of openness, respect and trust – a culture that thrives on honest dialogue, open discussion of differences and different points of view, across countries and continents, across language barriers and cultural differences for over 200 years. To protect that culture, even if uncomfortable, even if challenging or disagreeable, we must speak out against injustices and be willing to talk candidly in an environment of civil discourse about a better path forward.

An economic update and outlook

Since our last update letter in late-May, businesses shuttered due to COVID-19 are beginning to resume operations, although some on a restricted basis, and unemployment has begun to decline nationally as furloughed employees return to work. Green shoots can be seen in the broader economy and commercial real estate markets alike as various parts of the country reopen. The broader equity markets have recovered their significant losses and largely rebounded from their lows in March, and there are encouraging – yet still quite early – reports of advances in the search for a vaccine. While we remain optimistic about the broader economic outlook, there are still many unknowns as it pertains to the impact of the pandemic.

On a positive note, unprecedented monetary and fiscal stimulus, coupled with the temporary nature of business shutdowns, may dictate a stronger and quicker recovery as businesses reopen. Pent up demand, unprecedented savings and liquidity, along with the backdrop of commercial real estate’s strong positive fundamentals and muted levels of new construction all bode well for real estate’s long-term performance.

Our priorities are geared towards preserving and protecting principal and operating cash flows of our existing portfolio as well as continuing our 8-year track record of responsible, managed growth, always with the goal of maximizing investment performance for our stockholders. We have ample liquidity with over $280 million in cash and line of credit capacity, representing nearly 10% of our gross asset value. As real estate capital markets begin to reopen, we are eager to attract and invest new capital in what will no longer be the later stages of a “long in the tooth” cycle but now at the formative stages of the next cycle.

Our investment performance and valuations

Our conservative, core investment thesis, focused on well-located, institutional quality properties, combined with the application of low leverage, is designed to help preserve and protect investors’ capital during events such as these cycle-ending disruptions. The investment performance of our M-I share class through the first half of 2020 is as follows:

333 W. Wacker Drive | Chicago, IL 60606 | United States

Exhibit 99.1

•Year-to-date total return is -2.9% through June 30, which is a combination of 2.3% income and -5.1% depreciation. Since inception (2012), we have delivered stockholders an annual total return of 6.6% which is a combination of 2.1% appreciation and 4.5% income. These returns are net of fees. Durable income, which we have grown at a 4.3% annualized rate over the last seven years, and modest appreciation are a cornerstone of JLL Income Property Trust’s investment thesis.

•Since COVID-19 was declared a pandemic in March, 100% of the portfolio has been valued at least once and 60% of our portfolio has been appraised twice by our third-party valuation advisor, all through the lens of the current pandemic. We believe our rigorous, transparent valuation process is one of the most independent in the NAV REIT marketplace.

•Management has purpose-built the portfolio to be a low-volatility strategy and exhibit low correlation to the public equity markets. Since inception, our stockholders have benefited from an annualized standard deviation of 1.9%. Year-to-date, the standard deviation for JLL Income Property Trust is 0.9%. As a comparison, the annualized standard deviation of the Vanguard Real Estate ETF (VNQ) over the life of the JLL Income Property Trust M-I share class is 16.5%, and 10.1% year-to-date – demonstrating both the diversification benefits and lower volatility of core, low leverage private real estate.

•Portfolio-level leverage is 38%. Given our experience managing core real estate through prior downturns, we reduced our leverage over the last three years recognizing the lateness of the economic cycle. Approximately 90% of our borrowings are fixed rate and we have minimal debt maturities through 2021.

•A number of our portfolio properties are in urban areas of America’s largest cities. As an update, these properties experienced no material damage as a result of the ongoing protests. We will continue to monitor protests and have added additional security as needed, as our tenants’ safety is of paramount concern.

It is important to note that all valuation changes have been centered around near-term cash flow adjustments that may or may not be realized depending upon the length and depth of the current COVID-19 induced recessionary period. Additionally, our portfolio has no investments within some of the most severely impacted sectors such as listed REITs and CMBS along with hotels, senior housing, nursing homes, regional malls, tourism- and airport-oriented retail and co-working offices.

To highlight the results of our third-party, independent valuations, we’ll first summarize Q2 aggregate valuation results, followed by changes to our NAV per share and then property sector valuation impacts:

•Q2 valuation changes across our approximate $3 billion portfolio totaled $45 million reflecting an aggregate 1.5% decline in gross value across all property types. For the second quarter, declines in property valuations resulted in a NAV decline equating to $0.20 per share, an approximate 1.7% decline in net asset value. On June 25th our shares went ex-dividend and declined by our normal

•$0.135 quarterly dividend declaration. The combination of the valuation adjustments and the Q2 dividend accrual resulted in our M-I share class declining by $0.34 per share or 2.8% for the second quarter.
333 W. Wacker Drive | Chicago, IL 60606 | United States

Exhibit 99.1

•Nearly 50% of the aggregate valuation declines for Q2 ($22 of the $45 million) were due to write downs in the appraisals of our 15-property apartment portfolio resulting from increases in credit loss reserves, increased future vacancy, and reduced future market rental growth rates all due to anticipated COVID-19 impacts.

•$15 million or 33% of the aggregate valuation declines for Q2 were due to write downs in the appraisals of our 20-property grocery-anchored retail portfolio resulting from increased credit loss reserves, reduced market rental growth rates, elimination of year one percentage rent revenues and slower projected lease up of vacancies all due to anticipated COVID-19 impacts.

•The balance of the Q2 valuation declines were due to minimal appraisal adjustments across our industrial and office portfolios reflecting similar changes in appraisals as noted above.

Since February 29, just prior to COVID-19 being declared a global pandemic, every property in our 78-property portfolio has been independently reappraised once and 60% of those properties have now been reappraised twice by our independent valuation advisor, the results of which are summarized for Q1 and Q2 combined, along with changes to our NAV per share and property sector valuation impacts:

•Combined Q1 and Q2 valuation changes across our approximate $3 billion portfolio totaled $86 million reflecting an aggregate 2.8% decline in gross value across all property types. Through June 30, declines in property valuations resulted in a NAV decline equating to $0.40 per share, an approximate 2.9% decline in net asset value. On March 26th and June 25th our shares went ex-dividend and declined by our normal $0.135 quarterly dividend declaration, or $0.27 for both quarters. The combination of the valuation adjustments and the two quarterly dividend accruals resulted in our M-I share class declining by $0.67 per share or 5.4% for the first two quarters.

•Approximately 46% of the aggregate valuation declines for 1H2020 ($40 of the $86 million) were due to write downs in the appraisals of our 20-property grocery-anchored retail portfolio resulting from increased credit loss reserves, reduced market rental growth rates, elimination of year one percentage rent revenues and slower projected lease-up of vacancies all due to anticipated COVID-19 impacts.

•$26 million or 31% of the aggregate valuation declines for 1H2020 were due to write downs in the appraisals of our 15-property apartment portfolio resulting from increases in credit loss reserves, increased future vacancy, and reduced future market rental growth rates all due to anticipated COVID-19 impacts.

•$10 million or 12% of the aggregate valuation declines for 1H2020 were due to write downs in the appraisals of our two smallest portfolio allocations which include one student-oriented apartment community and two parking garages which combined represent less than 2% of our overall portfolio. These valuation adjustments were recognized in late March.

•The balance of the 1H2020 valuation declines were due to minimal appraisal adjustments across our industrial and office portfolios reflecting similar changes in appraisals as noted above.

333 W. Wacker Drive | Chicago, IL 60606 | United States

Exhibit 99.1
While it is impossible to predict the magnitude or direction of future valuation movements, we are confident that the valuation changes recorded year-to-date place the fund in a more conservative position going forward. We also have great confidence in the rigorous analysis and market intelligence utilized by our independent valuation advisor to determine these values.

Our rent collections and occupancy

Rent collections continue to be strong with a total portfolio collection rate of 90% in May and 89% in June which is only slightly down from 92% in April. With April being the first full month that many stores were unable to open for business due to government mandates, a slight decrease was anticipated. Our grocery-anchored shopping center segment has been impacted the most in terms of value and collections. However, we remain confident that grocery-anchored shopping centers, featuring dominant area grocers located in affluent trade areas, will make a full recovery over time.

Details on collection rates are reflected below:

i.Apartments, our best performing sector and 33% of portfolio value
1. 97% of rents collected in June, 96% in May, 97% in April
ii.Industrial, 25% of portfolio value
1. 92% of rents collected in June, 94% in May, 96% in April
iii.Office, another high performing sector and 15% of portfolio value
1. 97% of rents collected in June, 97% in May, 99% in April
iv.Grocery-anchored retail, 26% of portfolio value
1. 73% rents collected in June, 73% in May, 76% in April

Occupancy has remained quite strong throughout 2020 with the portfolio currently leased at 95%. With a weighted average lease term of almost six years, coupled with our occupancy, strong collections, and minimal near-term debt maturities, we feel confident in our liquidity position and our operating cash flows – all of which go into striving to provide an attractive yield for our investors. Our higher occupancy significantly reduces our re-leasing risks as most property markets are predicted to have lower growth rates for rents and increased downtime for existing vacancies as a result of COVID-19. Our active asset management approach is focused on renewals to maintain or improve both occupancy and weighted average lease term while searching for opportunities to unlock additional value.

Outreach to our communities

Throughout the pandemic, we have focused our asset management efforts on supporting communities and local businesses operating within or near our portfolio properties, whether they be our tenants or neighbors. Within our grocery-anchored retail portfolio, while our grocers and pharmacies are thriving, many of our smaller service-oriented tenants were forced to close. As a long-term and committed owner of these high-quality properties, we are working tirelessly to support hundreds of America’s small businesses as they reopen.

One example of our community outreach efforts that we are proud to highlight is our recently announced collaboration with the American Red Cross to host blood drives at properties within our portfolio.

333 W. Wacker Drive | Chicago, IL 60606 | United States

Exhibit 99.1
Traditional blood donation activities, often conducted at schools, churches and community centers have been drastically reduced or suspended due to the pandemic, while the need for blood and plasma donations has dramatically increased. Given our national footprint of properties, we can provide hosting sites at our shopping centers, office buildings and apartment communities where customers, tenants and residents can safely and conveniently donate blood. This represents the first time a national commercial real estate owner has teamed up with the American Red Cross to provide use of space across multiple properties for blood drives to advance its lifesaving mission at scale.

A few concluding thoughts

As we all struggle through the challenges brought on by this pandemic and the recession it has triggered, we are confident that we will emerge stronger and more resilient. Armed with a conservative, lower leverage balance sheet, ample liquidity, and an extraordinary team of seasoned professionals, battle tested from working together during the Global Financial Crisis, we are confident in our strategy and have the conviction to remain steadfast during these unprecedented and challenging times. Working together, we will also strive to uphold the great values and exceptional culture of our firm, seizing this opportunity to encourage dialogue and accelerate progress on diversity and inclusion, not just within our ranks but also within the communities in which we invest.

We thank you for your continued trust and partnership. Stay healthy and safe.

Sincerely,

C. Allan Swaringen
President & CEO
JLL Income Property Trust
333 W. Wacker Drive | Chicago, IL 60606 | United States